Exhibit 21.1

LIST OF SUBSIDIARIES AND CONSOLIDATED VARIABLE INTEREST ENTITIES OF

Hello Inc.

Subsidiaries	Jurisdiction of Incorporation
Hong Kong Ridetech Limited	Hong Kong
Shanghai Hamao Commerce Consult Co., Ltd.* 上海哈茂商务咨询有限公司	PRC
Shanghai Haluo Corporate Development Co., Ltd.* 上海哈啰企业发展有限公司	PRC
Xiamen Haxing Network Technology Co., Ltd.* 厦门哈行网络科技有限公司	PRC

Consolidated Variable Interest Entities (“VIEs”)	Jurisdiction of Incorporation
Haluo Inclusive Technology Co., Ltd. * 江苏哈啰普惠科技有限公司	PRC
Zhengzhou Habai Network Technology Co., Ltd.* 郑州哈拜网络科技有限公司	PRC

Subsidiaries of the Consolidated VIEs	Jurisdiction of Incorporation
Shanghai Junzheng Network Technology Co., Ltd.* 上海钧正网络科技有限公司	PRC
Shanghai Junfeng Network Technology Co., Ltd.* 上海钧丰网络科技有限公司	PRC
Chengdu Habai Network Technology Co., Ltd.* 成都哈拜网络科技有限公司	PRC
Guangzhou Haxing Network Technology Co., Ltd.* 广州哈行网络科技有限公司	PRC
Shanghai Fengqian Network Technology Co., Ltd.* 上海奉茜网络科技有限公司	PRC
Hangzhou Haxing Network Technology Co., Ltd.* 杭州哈行网络科技有限公司	PRC
Nanjing Haxing Network Technology Co., Ltd. *南京哈行网络科技有限公司	PRC
Fuzhou Haluo Network Technology Co., Ltd.* 福州哈罗网络科技有限公司	PRC
Xi’an Haluo Mobility Network Technology Co., Ltd.* 西安哈罗出行网络科技有限公司	PRC
Dongying Haluo Network Technology Co., Ltd.* 东营哈罗网络科技有限公司	PRC
Guangzhou Haxing Network Technology Co., Ltd.* 广州哈行网络科技有限公司	PRC
Chengdu Haxing Network Technology Co., Ltd.* 成都哈行网络科技有限公司	PRC
Haikou Haxing Network Technology Co., Ltd.* 海口哈行网络科技有限公司	PRC
Shanghai Haluo Gaming Technology Co., Ltd.* 上海哈啰游玩科技有限公司	PRC
Handan Haxing Network Technology Co., Ltd.* 邯郸哈行网络科技有限公司	PRC
Hefei Junha Network Technology Service Co., Ltd.* 合肥钧哈网络科技服务有限公司	PRC
Nanning Haxing Network Technology Co., Ltd.* 南宁哈行网络科技有限公司	PRC
Harbin Haxing Network Technology Co., Ltd.* 哈尔滨哈行网络科技有限公司	PRC
Zhangjiakou Haxing Network Technology Co., Ltd.*张家口哈行网络科技有限公司	PRC
Tangshan Yongduo Technology Co., Ltd.* 唐山永多科技有限公司	PRC

* The English name of this subsidiary, consolidated VIE or subsidiary of consolidated VIE, as applicable, has been translated from its Chinese name.